For Period ended 01/31/12                                        Series 33
File Number 811-7852

Sub-Item 77Q1(e): Exhibits
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The text of the  amendments  described in the answers to sub-item 77Q1 referring to amended investment advisory contracts shall hereby be incorporated by reference. Please refer to the Registration Statement Filing #70 on Form
N-1A dated November 28, 2011 for USAA Mutual Funds Trust.